Exhibit 10.1

SECOND AMENDMENT AND WAIVER, dated as of May 30, 2008 (the “Amendment”), to the CREDIT AGREEMENT, dated as of as of June 12, 2007 (as amended and waived prior to the date hereof, the “Credit Agreement”), among CITADEL BROADCASTING CORPORATION, a Delaware corporation (the “Company”), the several lenders from time to time parties hereto (the “Lenders”), the Syndication Agents and Documentation Agents party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Company on the terms set forth in the Credit Agreement;

WHEREAS, pursuant to the First Amendment, the Required Lenders have approved the prepayment of Term Loans under a Voluntary Prepayment Transaction (as defined in the First Amendment), and the Company has subsequently made Voluntary Prepayments under the First Amendment on three occasions;

WHEREAS, the Company has requested that the Lenders approve further prepayments of Term Loans pursuant to a Second Voluntary Prepayment Transaction (as defined below);

WHEREAS, the Lenders have consented to amend and waive the Credit Agreement on the terms and conditions contained herein in order to permit a Second Voluntary Prepayment Transaction;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. DEFINITIONS.

1.1 Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

Section 2. AMENDMENTS.

2.1 Amendment of Subsection 1.1 (Definitions). (a) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following term in proper alphabetical order:

“Second Amendment”: the Second Amendment and Waiver dated as of May 30, 2008 to this Agreement.

(b) Subsection 1.1 of the Credit Agreement is hereby amended by:

(i) inserting “or Section 3.1(c) of the Second Amendment” after “First Amendment” in the last line of the definition of “Prepayment Discount”, and

(ii) deleting the following term in its entirety and replacing it with:

“Voluntary Prepayment”: the collective reference to a Voluntary Prepayment (as defined in the First Amendment) and a Second Voluntary Prepayment (as defined in the Second Amendment).

Section 3. SECOND VOLUNTARY PREPAYMENT TRANSACTION.

3.1 Voluntary Prepayment. (a) The Company has notified the Lenders that it may wish to make further voluntary prepayments of the Term Loans (each, a “Second Voluntary Prepayment”) during the period commencing on the date hereof and ending on December 31st , 2008 (the “Prepayment Period”) pursuant to the procedures described in this Section 3.1 (the transactions described in this Section 3.1, collectively, the “Second Voluntary Prepayment Transaction”). In connection with any Second Voluntary Prepayment, the Company will notify the Lenders of Term Loans (the “Prepayment Notice”) that the Company desires to prepay Term Loans with proceeds in an aggregate amount specified by the Company (which amount shall be not less than $10,000,000 in each of the Second Voluntary Prepayments (or such lesser amount as remains in the case of the last Second Voluntary Prepayment under clause (i) in the proviso hereof)) (each, a “Prepayment Amount”) at a discount (which is expected to be within a range to be specified by the Company with respect to each Second Voluntary Prepayment; the “Discount”) equal to a percentage of par of the principal amount of Term Loans; provided that (i) the aggregate Prepayment Amounts for all Second Voluntary Prepayments undertaken by the Company during the Prepayment Period shall not exceed $200,000,000 less the aggregate Prepayment Amount for all Voluntary Prepayments made under the First Amendment and (ii) no proceeds of Revolving Credit Loans shall be used to finance a Second Voluntary Prepayment.

(b) In connection with a Second Voluntary Prepayment, the Company will allow each Lender of Term Loans to specify a discount to par (the “Acceptable Discount”) for a principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans at which such Lender is willing to permit such Second Voluntary Prepayment. Based on the Acceptable Discounts and principal amounts of Term Loans specified by Lenders, the Administrative Agent, in consultation with the Company, will determine the applicable discount (the “Applicable Discount”) for the Second Voluntary Prepayment which will be the lower of (i) the lowest Acceptable Discount at which the Company can complete the Second Voluntary Prepayment for the Prepayment Amount and (ii) the highest Acceptable Discount specified by the Lenders that is within the range for the Discount specified by the Company. The Company shall prepay Term Loans (or the respective portions thereof) offered by Lenders at the Acceptable Discounts specified by each such Lender that are equal to or less than the Applicable Discount (“Qualifying Term Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay Qualifying Term Loans (disregarding any interest payable under Section 3.1(c)) would exceed the Prepayment Amount for such Second Voluntary Prepayment, the Company shall prepay such Qualifying Term Loans at the Applicable Discount ratably based on the respective principal amounts of such Qualifying Term Loans (subject to rounding requirements specified by the Administrative Agent).

(c) All Term Loans prepaid by the Company pursuant to this Section 3.1 shall be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment.

(d) The par principal amount of Term Loans prepaid pursuant to this Section 3.1 shall be applied to reduce the remaining installments of the respective Term Loans in indirect order of maturity.

(e) Each Second Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Type and Interest Periods of accepted Loans, irrevocability of Prepayment Notice and other notices by the Company and Lenders and determination of Applicable Discount) established by the Administrative Agent acting in its sole discretion.

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(f) The Lenders hereby consent to the transactions described in this Section 3.1 and waive the requirements of any provision of the Credit Agreement (including, without limitation, Sections 8.5, 8.18 and 16.7) that might otherwise result in a Default or Event of Default as a result of the Second Voluntary Prepayment Transaction. The Lenders further acknowledge that following a Second Voluntary Prepayment, principal, interest and any related payments in respect of the applicable Term Loans may be made on a non-pro rata basis among the applicable Lenders to reflect subsequent amortization of the then outstanding Term Loans.

(g) This Amendment shall neither (i) require the Company to undertake any Second Voluntary Prepayment during the Prepayment Period nor (ii) limit or restrict the Company from making voluntary prepayments of the Loans in accordance with the provisions of the Credit Agreement as in effect prior to the Amendment Effective Date (as defined below).

Section 4. MISCELLANEOUS.

4.1 Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which:

(a) Amendment. The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of the Company and the Required Lenders.

(b) Amendment and Confirmation. The Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto, executed and delivered by an authorized officer of the Company and each other Loan Party.

4.2 Representation and Warranties; After giving effect to the amendments and waivers contained herein, on the Amendment Effective Date the Company hereby confirms that the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties specifically refer to an earlier date); provided that each reference in such Section 4 to “this Agreement” shall be deemed to include this Amendment and the Credit Agreement, as amended by this Amendment.

4.3 Continuing Effect; No Other Waivers or Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Credit Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Company that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.

4.4 No Default. No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date after giving effect to this Amendment.

4.5 Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

4.6 Payment of Fees and Expenses. The Company agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

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4.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CITADEL BROADCASTING CORPORATION

By:	/s/ Randy L. Taylor
Title:	Chief Financial Officer

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Tina L. Ruyter
Title:	Vice President

[Signature Page to Second Amendment]

EXHIBIT A

FORM OF ACKNOWLEDGMENT AND CONFIRMATION

1. Reference is made to the Second Amendment and Waiver, dated as of May 30, 2008 (the “Second Amendment”) to the Credit Agreement, dated as of June 12, 2007, as amended (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Citadel Broadcasting Corporation, a Delaware corporation (the “Company”), the lenders party from time to time thereto (the “Lenders”), the Syndication Agents and Documentation Agents named therein and JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”).

2. The Credit Agreement is being amended pursuant to the Second Amendment. Each of the parties hereto hereby agrees, with respect to each Credit Document to which it is a party:

(a) all of its obligations, liabilities and indebtedness under such Credit Document, including guarantee obligations, shall remain in full force and effect on a continuous basis after giving effect to the Second Amendment; and

(b) all of the Liens and security interests created and arising under such Credit Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Second Amendment as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Credit Documents.

3. THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4. This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Citadel Broadcasting Corporation
Citadel Broadcasting Company
ALPHABET ACQUISITION CORP.
(F/K/A ABC RADIO HOLDINGS, INC.)
DETROIT RADIO, LLC
(F/K/A ABC RADIO DETROIT, LLC)
ATLANTA RADIO, LLC
(F/K/A ABC RADIO ATLANTA, LLC)
INTERNATIONAL RADIO, INC.
(F/K/A ABC RADIO INTERNATIONAL, INC.)
RADIO WATERMARK, INC.
(F/K/A ABC/WATERMARK, INC.)
MINNEAPOLIS RADIO, LLC
MINNEAPOLIS RADIO ASSETS, LLC
RADIO LICENSE HOLDING III, LLC
KLOS RADIO, LLC
KLOS SYNDICATIONS ASSETS, LLC
KLOS-FM RADIO ASSETS, LLC
RADIO LICENSE HOLDING XII, LLC
SAN FRANCISCO RADIO, LLC
SF LICENSE, LLC
SAN FRANCISCO RADIO ASSETS, LLC
RADIO LICENSE HOLDING VIII, LLC
DC RADIO, LLC
DC RADIO ASSETS, LLC
RADIO LICENSE HOLDING VII, LLC
WPLJ RADIO, LLC
RADIO LICENSE HOLDING IX, LLC
CHICAGO FM RADIO ASSETS, LLC
RADIO LICENSE HOLDING V, LLC
RADIO NETWORKS, LLC
NETWORK LICENSE, LLC
RADIO LICENSE HOLDING I, LLC
RADIO LICENSE HOLDING II, LLC
RADIO ASSETS, LLC
LA RADIO, LLC
LA LICENSE, LLC
RADIO LICENSE HOLDING VI, LLC
WBAP-KSCS RADIO ACQUISITON, LLC
WBAP-KSCS ACQUISITION PARTNER, LLC
WBAP-KSCS ASSETS, LLC
WBAP-KSCS RADIO GROUP, LTD
RADIO LICENSE HOLDING IV, LLC
CHICAGO RADIO HOLDING, LLC
CHICAGO RADIO, LLC
CHICAGO RADIO ASSETS, LLC
RADIO LICENSE HOLDING XI, LLC
CHICAGO LICENSE, LLC
NY RADIO, LLC
NY LICENSE, LLC
NY RADIO ASSETS, LLC
RADIO LICENSE HOLDING X, LLC
RADIO TODAY ENTERTAINMENT, INC.

By:	/s/ Randy L. Taylor
Title:	Chief Financial Officer